Exhibit 99.1

[LOGO]

                                            NEWS RELEASE

                             Financial: Richard J. Gonzalez, CFO-BSC
                            Phone: (985) 652-4900 Fax: (985) 652-0485
                E-Mail: fna@bayousteel.com - Web Page: http://www.bayousteel.com
                               PO Box 5000, LaPlace LA 70069-1156
                   Media Contact: - Greg Beuerman - The Beuerman Miller Group
                Phone: (504) 524-3342 - E-Mail Address: Beuerman@pr-ontarget.com

BAYOU STEEL CORPORATION
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

                          BAYOU STEEL CORPORATION FILES
                          VOLUNTARY CHAPTER 11 PETITION

                         Operations to Continue as Usual

      LaPlace, Louisiana (January 23, 2003)-- Bayou Steel Corporation (AMEX:BYX) announced that it has filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the Northern District of Texas, Dallas Division on January 22, 2003.

      The filing is a vital component of the Company's strategy to preserve assets, improve its liquidity, and increase its financial vitality. The Chapter 11 filing will also provide Bayou with the necessary time to stabilize the Company's finances and implement a strategic plan that will ensure the return of sustained profitability to the Company.

      According to Jerry Pitts, President and Chief Operating Officer of Bayou Steel, "While the decision to file a Chapter 11 petition was very difficult, we believe it was necessary to obtain the time needed to stabilize Company finances and implement a plan to ensure long-term viability. Recently, we have been encouraged by an increase in shipments and an announced $15 per ton price increase that will be fully implemented by April."

      Pitts stressed that the filing will provide a stable work environment for Bayou's approximately 510 employees, and will allow the company to fulfill existing and future obligations to its customers. "We will continue business operations as usual during this period, meeting customer obligations, and providing quality products and services as we seek to increase market share," Pitts said.

      The Company also announced that it continues to negotiate for debtor-in-possession (DIP) financing with the existing senior secured lender, subject to court approval. A subsequent announcement with respect to the DIP financing will be made shortly.

      The U.S. Bankruptcy Code allows a company to continue to operate its business as usual and provides special protections for vendors, suppliers, employees and others who provide goods and services to that company after the filing. Pitts emphasized that Bayou's relationships with key suppliers and customers remain intact.

      Pitts also noted, "Bayou's employees, suppliers and customers have sustained and supported us throughout these difficult times. We are very grateful for their loyalty and look forward to working together to emerge successfully."

      This release contains certain forward-looking statements regarding the outlook for the Company's short-term financial results. Such forward-looking statements are subject to risks and uncertainties and actual results could differ materially from those projected. Such risks and uncertainties include but are not limited to general business and economic conditions; changes in the selling price of the company's finished products or the purchase price of steel scrap; competitive products and pricing; as well as fluctuations in supply (caused by imports or additional domestic capacity) or demand; changes in the price of supplies, power and natural gas; cost overruns or start-up problems; trade terms; liquidity availability; and potential equipment malfunctions. Any forward-looking statements contained in this document speak only as of the date hereof, and the Company disclaims any intent or obligation to update such forward-looking statements.

      Bayou Steel Corporation manufactures light structural and merchant bar products in LaPlace, Louisiana and Harriman, Tennessee. The Company also operates stocking locations along the inland waterway system near Pittsburgh, Chicago and Tulsa.


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